EXHIBIT 99

                                                                      [CHS LOGO]

                            Contact: CHS ELECTRONICS, INC.
                                     Craig Toll
                                     Chief Financial Officer
                                     (305) 908-7200
FOR IMMEDIATE RELEASE
                                     MORGEN-WALKE ASSOCIATES:
                                     Ed Bisno/Theresa Schillero
                                     Media Contact: Brian Maddox/Estelle Bieber
                                     (212) 850-5600


                  CHS ELECTRONICS REPORTS FINAL FOURTH QUARTER
                            AND 1998 YEAR END RESULTS
            - ANNOUNCES STRATEGIC PLAN TO REDUCE OPERATING EXPENSES -

     Miami, FL - March 22,1999 - CHS Electronics, Inc. (NYSE:HS), a leading international distributor of microcomputer products, reported today financial results for the fourth quarter and year ended December 31,1998. These results are lower than those announced on February 24,1999. Following an analysis performed together with its independent auditors and an investigation by outside attorneys, the Company found that vendor rebates were overstated in the second, third and fourth quarters of 1998. Some of the fourth quarter rebates were supported with invalid documentation and all of the overstated rebates have been reversed. As a consequence, a senior executive of the Company's European headquarters office has resigned from the Company. The Company also announced a strategic plan which includes initiatives designed to reduce operating expenses.

     Net income for the fourth quarter was $13.0 million, or $0.23 per diluted share, compared to $23.8 million, or $0.45 per diluted share, in the same quarter last year. Gross profit was $184.2 million compared to $129.1 million in the fourth quarter in 1997. Operating income was $38.3 million, compared to the $35.3 million reported last year.

     For the year ended December 31,1998, the Company generated net income of $45.7 million, or $0.82 per diluted share, from net income of $48.4 million, or $1.32 per diluted share, in 1997. Gross profit was $562.0 million in 1998 compared to the $346.7 million reported in the same period last year, and operating income was $128.5 million in 1998 compared to $89.2 million in 1997.

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     As previously reported, CHS generated net sales of $2.9 billion and $8.5 billion for the fourth quarter and year ended December 31,1998, respectively.

     CHS Electronics' fourth quarter net earnings, operating income before goodwill amortization, and gross profit margins were 0.45%,1.65% and 6.44%, respectively, compared with 1.30%,2.16% and 7.04% a year earlier. In 1998, net earnings, operating income before goodwill amortization, and gross profit margins were 0.53%,1.81% and 6.58%, respectively, compared with 1.02%,2.06% and 7.29% in 1997.

     As of December 31,1998, shareholders' equity increased to $838.0 million from $667.8 million. Earnings before interest expense, taxes, depreciation and amortization (EBITDA) were $187.5 million in 1998 compared to $119.8 million in 1997.

     Claudio Osorio, Chairman and Chief Executive Officer, commented, "On February 24,1999, we announced the discovery of discrepancies related to the amount of vendor incentives recorded in the fourth quarter of 1998. An investigation concluded that the resulting discrepancies were limited to the head office of our European operations and did not affect those rebates recorded at the subsidiary level."

     Mr. Osorio added, "We are taking the appropriate steps to ensure that this situation does not recur, including a number of management changes and appointments. Burt Emmer, a senior executive of CHS and a former partner at an international accounting firm, will oversee and assume responsibility for the vendor rebate program. Jean Pierre Robinot, former European head of a major IT vendor, will become Chief Operating Officer of the European Region. Anthony Shalom, founder and managing director of a regional, multi-country wholesale distributor and CHS subsidiary, has been appointed Chief Operating Officer of the Latin America Region. In addition, I will resume direct responsibility for CHS' operations worldwide."

     Mr. Osorio concluded, "The overstatement of rebates necessitated a restatement for the two previous quarters. The first quarter of 1998,1997 and prior years were not affected. The restatement shows a reduced level of profitability of which we had not been previously aware. As a result, we are implementing various strategies to realign our business in order to improve efficiency and reduce costs while also increasing service levels to our customers. The goal of this plan is to reduce operating expenses by $40 million and increase cash flow by $50 million in 1999. The more significant initiatives being undertaken include:

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 -  Streamline global operations to six from the current ten. The six remaining regions will be Central Europe, Southern East-Africa, Nordic-British Isles, Eastern Europe, Asia, and Latin America;

- Review the possible closure of 25 to 30 redundant local warehouses across all regions;

- Freeze hiring worldwide and reduce total employee headcount by approximately 600, about a 10% reduction;

-   Reduce capital expenditures in 1999 by $15 million;

- Consider consolidating, closing, or restructuring all local operations with unsatisfactory levels of profitability within six months; and

- Initiate a comprehensive cost cutting program that will immediately reduce selling, general, and administrative expenses.

These initiatives will go into effect immediately and we expect to realize significant benefits in the third quarter of 1999."

     The Company stated that based on current business conditions, it expects net sales in the first quarter of 1999 to be in the range of $2.35 and $2.45 billion.

     Miami-based CHS Electronics, ranked number 320 on the latest Fortune 500 list of the largest U.S.-based industrial corporations is a leading international distributor of microcomputers, peripherals, and software to approximately 150,000 resellers in 46 countries in Europe, Latin America, Asia, the Middle East and Africa. Unlike other computer wholesalers, CHS Electronics distributes a limited product line for a limited number of leading computer manufacturers and does so only outside the United States. The company believes that its "focused distribution" enables it to respond more quickly to customers, provide better service, and reduce inventory and working capital requirements. CHS believes it is the largest microcomputer distributor in Europe and Latin America. information regarding CHS Electronics can be found on the Company's website at www.chse.com.

FORWARD-LOOKING STATEMENTS MADE BY CHS ELECTRONICS AS TO EXPECTED SALES IN
THE FIRST QUARTER OF 1999 AND THE SUCCESS OF ITS COST REDUCTION PROGRAM ARE BASED ON CURRENT EXPECTATIONS AND MAY DIFFER MATERIALLY FROM ACTUAL RESULTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE CHANGES IN BUSINESS CONDITIONS, GROWTH IN THE PERSONAL COMPUTER INDUSTRY AND THE GENERAL ECONOMY; COMPETITION; CHANGES IN THE PRODUCT MIX; AND THE RISK FACTORS LISTED BY CHS ELECTRONICS' REPORTS FILED WITH THE SECURITIES EXCHANGE COMMISSION.

                               (Tables to Follow)



                              CHS ELECTRONICS, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (in thousands, except share data)

                                                   THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                      DECEMBER 31,               DECEMBER 31,
                                                   1998          1997          1998        1997
                                                -----------  -----------    -----------  -----------
Net sales                                       $ 2,857,998  $ 1,834,757    $ 8,545,773  $ 4,756,383

Cost of goods sold                                2,673,816    1,705,668      7,983,736    4,409,714
                                                -----------  -----------    -----------  -----------
  Gross profit                                      184,182      129,089        562,037      346,669

Operating expenses, excluding
  goodwill amortization                             137,039       89,482        407,748      248,644
                                                -----------  -----------    -----------  -----------
  Operating income, before
    goodwill amortization                            47,143       39,607        154,289       98,025

Goodwill amortization                                 8,854        4,302         25,819        8,864
                                                -----------  -----------    -----------  -----------

  Operating income                                   38,289       35,305        128,470       89,161
Other (income) expenses:
  Interest income                                    (5,616)      (4,661)       (16,581)     (11,470)
  Interest expense                                   23,560       12,451         71,373       35,618
                                                -----------  -----------    -----------  -----------

                                                     17,944        7,790         54,792       24,148
                                                -----------  -----------    -----------  -----------

  Earnings before income taxes and
    minority interest in subsidiaries                20,345       27,515         73,678       65,013

Income taxes                                          5,899        2,413         23,871       13,988
Minority interest in subsidiaries                     1,486        1,259          4,129        2,634
                                                -----------  -----------    -----------  -----------

  Net earnings                                  $    12,960  $    23,843    $    45,678  $    48,391
                                                ===========  ===========    ===========  ===========
Net earnings per common share:
  Basic                                         $      0.24  $      0.49    $      0.88  $      1.44
                                                ===========  ===========    ===========  ===========
  Diluted                                       $      0.23  $      0.45    $      0.82  $      1.32
                                                ===========  ===========    ===========  ===========

Weighted average shares outstanding:
  Basic                                          53,044,089   48,910,999     51,616,109   33,527,256
                                                ===========  ===========    ===========  ===========
  Diluted                                        56,259,136   53,389,326     55,917,007   36,592,368
                                                ===========  ===========    ===========  ===========

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


                              CHS ELECTRONICS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                          DECEMBER 31,
                                                                     1998             1997
                                                                 -----------       ----------
ASSETS
 CURRENT ASSETS:
  Cash                                                           $   176,991       $   68,806
  Accounts receivable:
   Trade, less allowance for doubtful accounts
    of $34,486 in 1998 and $18,347 in 1997                         1,342,126          659,757
   Affiliates                                                         35,546           24,604
                                                                 -----------       ----------
                                                                   1,377,672          684,361

Inventories                                                        1,025,690          693,503
Prepaid expenses and other current assets                            101,698           65,255
                                                                 -----------       ----------

      TOTAL CURRENT ASSETS                                         2,682,051        1,511,925

PROPERTY AND EQUIPMENT, NET                                          12O,201           61,468
GOODWILL, NET                                                        737,719          381,830
OTHER ASSETS                                                          32,172           13,599
                                                                 -----------       ----------
TOTAL ASSETS                                                     $ 3,572,143       $1,968,822
                                                                 -----------       ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Notes payable                                                 $   677,994       $  309,510
   Accounts payable, trade                                         1,345,059          771,535
   Accrued liabilities                                               125,076           83,309
   Amounts due to sellers under acquisition agreements               185,853           54,866
   Income taxes payable                                               13,997           13,934
                                                                 -----------       ----------
      TOTAL CURRENT LIABILITIES                                    2,347,979        1,233,154

LONG TERM DEBT                                                       375,655           61,556
MINORITY INTEREST                                                     1O,466            6,348

SHAREHOLDERS' EQUITY:
 Preferred stock, authorized 5,000,000 shares;
  0 shares outstanding                                                    --               --
 Common stock, authorized 100,000,000 shares at $0.001
  per value; 55,619,475 and 48,910,999 shares outstanding at
  December 31, 1998 and December 31, 1997, respectively                   56               49
 Additional paid-in capital                                          732,035          621,021
 Retained earnings                                                   11O,793           65,115
 Accumulated other comprehensive income                               (4,841)         (18,421)
                                                                 -----------       ----------
      TOTAL SHAREHOLDERS' EQUITY                                     838,043          667,764
                                                                 -----------       ----------
LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 3,572,143       $1,968,822
                                                                 ===========       ==========


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

                              CHS ELECTRONICS, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (in thousands, except share data)

                                                   THREE MONTHS ENDED        THREE MONTHS ENDED
                                                      SEPTEMBER 30,                 JUNE 30,
                                                   1998          1997          1998        1997
                                                -----------  -----------    -----------  -----------
                                               (as restated)               (as restated)
Net sales                                       $ 2,166,943  $ 1,097,567    $ 1,769,494  $   946,955

Cost of goods sold                                2,025,606    1,012,623      1,655,570      876,783
                                                -----------  -----------    -----------  -----------

 Gross profit                                       141,337       84,944        113,924       7O,172

Operating expenses, excluding
 goodwill amortization                              105,579       59,507         84,764       51,824
                                                -----------  -----------    -----------  -----------
 Operating income, before
  goodwill amortization                              35,758       25,437         29,160       18,348

Goodwill amortization                                 6,548        2,378          5,069        1,022
                                                -----------  -----------    -----------  -----------
   Operating income                                  29,210       23,O59         24,091       17,326
Other (income) expenses:
 Interest income                                     (3,966)      (3,243)        (4,360)      (1,799)
 Interest expense                                    20,346        8,533         16,904        8,018
                                                -----------  -----------    -----------  -----------
                                                     16,380        6,446         12,544        6,219
                                                -----------  -----------    -----------  -----------
 Earnings before income taxes and
  minority interest in subsidiaries                  12,830       16,613         11,547       11,107

Income taxes                                          5,361        4,785          4,832        4,147
Minority interest in subsidiaries                       826          392          1,207          559
                                                -----------  -----------    -----------  -----------
 Net earnings                                   $     6,643  $    11,436    $     5,508  $     6,401
                                                ===========  ===========    ===========  ===========

Net earnings per common share:
  Basic                                         $      0.13  $      0.28    $      0.11  $      0.29
                                                -----------  -----------    -----------  -----------
  Diluted                                       $      0.12  $      0.26    $      0.10  $      0.28
                                                ===========  ===========    ===========  ===========

Weighted average shares outstanding:
  Basic                                          52,439,O25   40,691,980     51,181,897   22,090,518
                                                ===========  ===========    ===========  ===========
  Diluted                                        55,848,719   43,639,984     57,018,660   23,200,139
                                                ===========  ===========    ===========  ===========

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